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[LOGO OF DELOITTE]                                     DELOITTE & TOUCHE LLP
                                                       200 Berkeley St
                                                       Boston, MA 02116
                                                       USA
                                                       Tel: +1 617 437 2000
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                                                       www.deloitte.com

March 28, 2017

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read the exhibit to Item 77 on Form N-SAR dated March 28, 2017 related to BlackRock Strategic Risk Allocation Fund, a series of BlackRock Funds/SM/, and we have the following comments:

    1. We agree with the statements made in the first and third paragraphs and in the first and second sentences in the second paragraph.

    2. We have no basis on which to agree or disagree with the statements made in the third sentence of the second paragraph.

Yours truly,